UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

PARATEK PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Paratek Pharmaceuticals to be Acquired by Gurnet Point Capital and Novo Holdings

Transaction Provides Paratek Shareholders with Immediate Value and Liquidity

Reflects Potential Value of $3.00 per Share of Common Stock, Including Upfront Cash Payment of $2.15 per Share and a Contingent Value Right of $0.85 on Achievement of a Commercial Milestone

Total Transaction Consideration of up to Approximately $462 Million

BOSTON and CAMBRIDGE, Mass., June 6, 2023 — Paratek Pharmaceuticals, Inc. (“Paratek”) (Nasdaq: PRTK), a commercial-stage biopharmaceutical company focused on the development and commercialization of novel therapies for life-threatening diseases and other public health threats, today announced it has entered into a definitive agreement to be acquired by Gurnet Point Capital (“Gurnet Point”) and Novo Holdings A/S (“Novo Holdings”) in a transaction valued at approximately $462 million, including the assumption of debt and assuming full payment of a Contingent Value Right (CVR). Debt financing of $175 million for this transaction will be provided by funds managed by Oaktree Capital Management, L.P. (“Oaktree”).

Under the terms of the merger agreement, Gurnet Point, a leading healthcare investment firm, and Novo Holdings, a holding and investment company responsible for managing the assets and wealth of the Novo Nordisk Foundation, will acquire all outstanding shares of Paratek for $2.15 per share in cash, plus a CVR of $0.85 per share payable upon the achievement of $320 million in U.S. NUZYRA net sales (excluding certain permitted deductions, payments under Paratek’s contract with ASPR-BARDA, certain government payments and certain royalty revenue) in any calendar year ending on or prior to December 31, 2026. The upfront payment at closing represents a premium of 41% over the closing price of Paratek’s common stock as of May 31, 2023, which was the last full trading day prior to market speculation regarding a potential sale of the company.

“This transaction will deliver immediate value to our shareholders at a substantial premium while allowing them to also benefit from the future value created by NUZYRA through the CVR,” said Evan Loh, M.D., Chief Executive Officer at Paratek. “Today’s announcement is a testament to all we’ve accomplished at Paratek over the past several years. Both our Board of Directors and our management team are proud of Paratek’s accomplishments with NUZYRA and look forward to Gurnet Point and Novo Holdings continuing to deliver upon our goal of providing life-saving, transformative therapies to patients.”

“We see an attractive opportunity to invest in and accelerate the commercialization of NUZYRA and to build a portfolio of additional value-creating assets to address significant unmet medical needs,” said Stacey Seltzer, Partner at Gurnet Point. “Antimicrobial resistance (AMR) is a critical public health threat that claims the lives of more than 1.2 million people globally per year. We’re excited to collaborate with like-minded investors who share our aim of providing the capital and resources required to advance the commercialization of NUZYRA and support the development of additional therapies that can improve patient outcomes.”

“With NUZYRA, Paratek has demonstrated its ability to successfully develop and commercialize novel anti-infective therapies for difficult-to-treat infections. We are thrilled to partner with a leading healthcare investor to build upon Paratek’s notable track record, support the continued growth of NUZYRA, and support the expansion of their product portfolio,” said Aleks Engel, Partner at Novo Holdings. “With this investment, we expand our commitment to tackling antimicrobial resistance, from supporting novel early-stage development with our REPAIR Impact Fund, late-stage development with our AMR Action Fund investment, and now commercialization with Paratek.”

Aman Kumar, Co-Portfolio Manager of Life Sciences Lending at Oaktree added, “We are excited to partner with Gurnet Point again, and, alongside Novo Holdings, support the acquisition of Paratek at an exciting stage in the company’s development. Between its current indications and potential future label expansion opportunities, we believe NUZYRA will continue to fill an important unmet medical need, and we look forward to working with the company’s leadership team in their mission to help counter AMR.”

The transaction, which the Paratek Board of Directors has unanimously approved, is expected to close in the third quarter of 2023, subject to customary closing conditions, including approval by Paratek shareholders and receipt of regulatory approvals. Following completion, Paratek will become a private company and will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, nor be traded on Nasdaq Global Market.

Advisors

Moelis & Company LLC acted as the exclusive financial advisor to Paratek Pharmaceuticals, and Ropes & Gray LLP is serving as legal advisor. Lazard acted as the exclusive financial advisor to Gurnet Point Capital, and Latham & Watkins LLP is serving as legal advisor. Goodwin Procter LLP is serving as legal advisor to Novo Holdings A/S. Sullivan & Cromwell LLP served as legal counsel to Oaktree.

About Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc. is a commercial-stage biopharmaceutical company focused on the development and commercialization of novel therapies for life-threatening diseases and other public health threats.

The company’s lead commercial product, NUZYRA® (omadacycline), is a once-daily oral and intravenous antibiotic available in the United States for the treatment of adults with community-acquired bacterial pneumonia (CABP) and acute bacterial skin and skin structure infections (ABSSSI). Paratek has a collaboration agreement with Zai Lab for the development and commercialization of omadacycline in the greater China region and retains all remaining global rights.

Paratek is also conducting a Phase 2b study with NUZYRA in a rare disease, nontuberculous mycobacterial (NTM) pulmonary disease, caused by Mycobacterium abscessus complex. Paratek estimates this opportunity represents a potential $1 billion addressable market in the United States.

Paratek exclusively licensed U.S. rights and rights to the greater China territory for SEYSARA® (sarecycline), a once-daily oral therapy for the treatment of moderate to severe acne vulgaris, to Almirall, LLC. Paratek retains the development and commercialization rights for sarecycline in the rest of the world.

In 2019, Paratek was awarded a contract from the U.S. Department of Health and Human Services’ Biomedical Advanced Research and Development Authority (BARDA), now valued at up to $304 million, to support the development and U.S.-based manufacturing of NUZYRA for pulmonary anthrax.

For more information, visit www.ParatekPharma.com or follow us on LinkedIn and Twitter.

About Gurnet Point Capital

Gurnet Point Capital is a leading healthcare fund that invests in de-risked life sciences companies. Gurnet Point primarily focuses on businesses that have high growth potential in the late product development and commercialization stages of their evolution. These companies become partners not just because of their capacity to generate economic value, but also because of their potential to deliver social impact. Gurnet Point’s team of highly experienced industry executives work closely with its portfolio companies, with an active approach driving operational transformation and outsized returns. www.gurnetpointcapital.com.

About Novo Holdings A/S

Novo Holdings is a holding and investment company that is responsible for managing the assets and the wealth of the Novo Nordisk Foundation. The purpose of Novo Holdings is to improve people’s health and the sustainability of society and the planet by generating attractive long-term returns on the assets of the Novo Nordisk Foundation.

Wholly owned by the Novo Nordisk Foundation, Novo Holdings is the controlling shareholder of Novo Nordisk A/S and Novozymes A/S and manages an investment portfolio, with a long-term return perspective. In addition to managing a broad portfolio of equities, bonds, real estate, infrastructure and private equity assets, Novo Holdings is a world-leading life sciences investor. Through its Seeds, Venture, Growth, and Principal Investments teams, Novo Holdings invests in life science companies at all stages of development.

As of year-end 2022, Novo Holdings had total assets of EUR 108 billion. www.novoholdings.dk

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $172 billion in assets under management as of March 31, 2023. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,100 employees and offices in 20 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding the proposed transaction, similar transactions, prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; the commercial success of the Company’s products; the timing of and receipt of filings and approvals relating to the proposed transaction; the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the merger; uncertainties as to how many of the Company’s stockholders will vote their stock in favor of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 6, 2023, among Paratek Pharmaceuticals, Inc. (“the Company”), Resistance Merger Sub, Inc. and Resistance Acquisition, Inc. (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals and stockholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the Company’s ability to continue as a going concern; our ability to maintain or expand regulatory approvals or commercialize our products; the results of any ongoing or future clinical trials may not satisfy U.S. or non-U.S. regulatory authorities; the regulatory approval process is expensive, time consuming and uncertain; our dependence on the commercialize success of NUZYRA and, to a lesser extent, SEYSARA; our dependence on funding from BARDA; our substantial indebtedness; risk associated with litigation; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Paratek Pharmaceuticals, Inc. (the “Company”) by Resistance Merger Sub, Inc. (“Merger Sub”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction (the Proxy Statement”), and the Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction (the “Proxy Statement”), and the Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at a stockholder meeting of the Company to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Stockholders may obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. the Company makes available free of charge on its investor relations website at www.paratekpharma.com/investor-relations copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, dated as of June 6, 2023, among the Company, Merger Sub and Resistance Acquisition, Inc., which contains the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 16, 2023. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from the Company’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of the Company’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at www.paratekpharma.com/investor-relations.

Investor Relations

PJ Kelleher

LifeSci Advisors

Email: pkelleher@lifesciadvisors.com

Phone: (617) 430-7579

Media Contacts

Paratek

Michael Lampe

Scient Public Relations

Email: michael@scientpr.com

Phone: (215) 995-0180

Gurnet Point Capital

Blair Hennessy

Abernathy H/Advisors

Email: blair.hennessy@h-advisors.global

Phone: (212) 371-5999

Novo Holdings

Dora González

Public Relations Specialist

Email: dopg@novo.dk

Phone: (617) 922-5027